Exhibit 99.1

For Release: Wednesday, April 28, 2022 at 5:00 pm (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS FOR

THE THREE AND NINE MONTHS ENDED MARCH 31, 2022

          Shreveport, Louisiana – April 28, 2022 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended March 31, 2022 of $1.3 million compared to net income of $1.4 million reported for the three months ended March 31, 2021. The Company’s basic and diluted earnings per share were $0.39 and $0.37, respectively, for the three months ended March 31, 2022 compared to basic and diluted earnings per share of $0.44 and $0.41, respectively, for the three months ended March 31, 2021. The Company reported net income of $3.8 million for the nine months ended March 31, 2022 compared to $4.1 million for the nine months ended March 31, 2021. The Company’s basic and diluted earnings per share were $1.18 and $1.10, respectively, for the nine months ended March 31, 2022 compared to $1.26 and $1.20, respectively, for the nine months ended March 31, 2021.

          The Company reported the following during the nine months ended March 31, 2022:

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Total deposits increased $10.3 million or 2.0% to $516.9 million at March 31, 2022, compared to $506.6 million at June 30, 2021, however time deposits decreased $29.6 million, or 27.1%, to $79.4 million at March 31, 2022, compared to $109.0 million at June 30, 2021.

■

Core loans (Non-GAAP Measure), excluding SBA PPP loans and loans held-for-sale for the three months ended March 31, 2022 increased $10.3 million, or 2.9%, to $364.8 million at March 31, 2022, compared to $354.6 million at December 31, 2021. SBA PPP loans at March 31, 2022 and December 31, 2021 totaled $2.5 million and $10.9 million, respectively. The pipeline for our commercial loan originations remains strong.

■

In September 2021, we opened a loan production office in Minden, Louisiana with a team of six seasoned local bankers, which converted to a full service branch in October 2021. In December 2021, we opened our ninth full service branch office in southwest Shreveport.

          The Company has worked diligently to help support its customers through the SBA Paycheck Protection Program (“SBA PPP”), loan modifications and loan deferrals.  On December 27, 2020, the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (the “Economic Aid Act”) became law.  The Economic Aid Act extended the authority to make SBA PPP loans through May 31, 2021.  As of March 31, 2022, Home Federal Bank has funded 597 SBA PPP loans totaling approximately $68.8 million to existing customers and key prospects located primarily in our trade area of NW Louisiana.  Our commercial lenders and operational support staff have worked diligently to accomplish what seemed to be an insurmountable task in providing a lifeline to our small community businesses.  We believe the customer interaction during this time provides a real opportunity to broaden and deepen our customer relationships while benefiting our community.  We have had $66.4 million of SBA PPP loans that have been forgiven which represents 96.4% of the total amount of loans funded.   The provision for loan losses for the nine months ended March 31, 2022 was $61,000 compared to $1.8 million for the nine months ended March 31, 2021. The decrease is mainly due to improved economic quality factors along with an improvement in our overall credit quality.

          The decrease in net income for the three months ended March 31, 2022, as compared to the prior year quarter resulted primarily from a $377,000, or 31.1%, decrease in non-interest income, a decrease of $174,000, or 3.9%, in net interest income, and an increase of $166,000, or 4.9%, in non-interest expense, partially offset by a decrease of $450,000, or 100.0%, in provision for loan losses, and a $126,000, or 31.9%, decrease in provision for income taxes. The decrease in the provision for loan losses for the three months ended March 31, 2022, was primarily due to improvement in economic and credit quality factors. The decrease in net interest income for the three months ended March 31, 2022 was primarily due to a $503,000, or 9.7%, decrease in total interest income, partially offset by a decrease of $329,000, or 43.7%, in total interest expense.  The Company’s average interest rate spread was 3.13% for the three months ended March 31, 2022 compared to 3.31% for the three months ended March 31, 2021. The Company’s net interest margin was 3.27% for the three months ended March 31, 2022 compared to 3.53% for the three months ended March 31, 2021.

          The decrease in net income for the nine months ended March 31, 2022 resulted primarily from a $1.5 million, or 34.7%, decrease in non-interest income, an increase of $373,000, or 3.6%, in non-interest expense, and a decrease of $227,000, or 1.8%, in net interest income, partially offset by a decrease of $1.7 million, or 96.5%, in provision for loan losses, and a decrease of $186,000, or 16.8%, in provision for income taxes. The decrease in the provision for loan losses for the nine-month period was primarily due to improvement in economic and credit quality factors. The decrease in net interest income for the nine-month period was primarily due to a $1.4 million, or 9.0%, decrease in total interest income, partially offset by a $1.2 million, or 44.5%, decrease in total interest expense. The Company’s average interest rate spread was 3.03% for the nine months ended March 31, 2022 compared to 3.15% for the nine months ended March 31, 2021. The Company’s net interest margin was 3.19% for the nine months ended March 31, 2022 compared to 3.41% for the nine months ended March 31, 2021.

          The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended March 31,
	2022		2021
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$365,277	4.75%	$359,414	5.48%
Investment securities	102,549	1.50	66,428	1.88
Interest-earning deposits	61,733	0.23	84,661	0.16
Total interest-earning assets	$529,559	3.59%	$510,503	4.13%

Interest-bearing liabilities:
Savings accounts	$138,742	0.28%	$115,788	0.46%
NOW accounts	53,980	0.11	45,920	0.17
Money market accounts	94,986	0.12	77,451	0.24
Certificates of deposit	80,850	1.29	132,423	1.62
Total interest-bearing deposits	368,558	0.43	371,582	0.79
Other bank borrowings	2,400	3.35	2,399	3.21
FHLB advances	844	4.90	879	5.07
Total interest-bearing liabilities	$371,802	0.46%	$374,860	0.81%

	For the Nine Months Ended March 31,
	2022		2021
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$355,732	4.86%	$371,247	5.23%
Investment securities	95,141	1.49	62,039	1.95
Interest-earning deposits	78,223	0.17	71,087	0.14
Total interest-earning assets	$529,096	3.56%	$504,373	4.11%

Interest-bearing liabilities:
Savings accounts	$136,102	0.30%	$102,642	0.57%
NOW accounts	49,972	0.11	43,360	0.23
Money market accounts	89,624	0.12	74,629	0.33
Certificates of deposit	91,642	1.41	145,450	1.71
Total interest-bearing deposits	367,340	0.51	366,081	0.94
Other bank borrowings	1,892	3.24	2,062	3.23
FHLB advances	853	4.84	941	4.81
Total interest-bearing liabilities	$370,085	0.53%	$369,084	0.96%

          The $377,000 decrease in non-interest income for the three months ended March 31, 2022, compared to the prior year quarterly period, was primarily due to a decrease of $609,000 in gain on sale of loans, a $48,000 increase on loss on sale of real estate and fixed assets, and a $4,000 decrease in income from bank owned life insurance, partially offset by an increase of $226,000 in other non-interest income, and a $58,000 increase in service charges on deposit accounts.  The $1.5 million decrease in non-interest income for the nine months ended March 31, 2022 compared to the prior year nine-month period was primarily due to a decrease of $1.8 million in gain on sale of loans, an increase of $48,000 in loss on sale of real estate and fixed assets, and a decrease of $17,000 in income from bank owned life insurance, partially offset by an increase of $226,000 in other non-interest income, and a $107,000 increase in service charges on deposit accounts. The decreases in gain on sale of loans for both the quarter and nine-month periods were primarily due to a decrease in refinance activity causing a decrease in mortgage loan originations. The Company sells most of its long-term fixed rate residential mortgage loan originations primarily in order to manage interest rate risk.  The increases in other non-interest income for both the quarter and nine-month periods were due to a $228,000 bank-owned life insurance claim on a retired bank executive officer.

          The $166,000 increase in non-interest expense for the three months ended March 31, 2022, compared to the same period in 2021, is primarily attributable to increases of $65,000 in other non-interest expenses, $62,000 in occupancy and equipment expense, $53,000 in audit and examination fees, $43,000 in advertising expense, $27,000 in franchise and bank shares tax expense, and $3,000 in deposit insurance premiums expense. The increases were partially offset by decreases of $45,000 in loan and collection expense, $27,000 in data processing expense, $9,000 in legal fees, and $6,000 in compensation and benefits expense.  The $373,000 increase in non-interest expense for the nine months ended March 31, 2022, compared to the same nine month period in 2021, is primarily attributable to increases of $163,000 in occupancy and equipment expense, $158,000 in compensation and benefits expense, $115,000 in advertising expense, $115,000 in audit and examination fees expense, $101,000 in franchise and bank shares tax expense, $97,000 in other non-interest expenses, and $11,000 in deposit insurance premium expense, partially offset by decreases of $200,000 in real estate owned valuation adjustment expense, $82,000 in loan and collection expense, $68,000 in legal fees, and $37,000 in data processing expense.

          At March 31, 2022, the Company reported total assets of $574.6 million, an increase of $8.9 million, or 1.6%, compared to total assets of $565.7 million at June 30, 2021. The increase in assets was comprised primarily of increases in loans receivable, net of $26.4 million, or 7.8%, from $336.4 million at June 30, 2021 to $362.8 million at March 31, 2022, investment securities of $18.9 million, or 22.5%, from $84.3 million at June 30, 2021 to $103.2 million at March 31, 2022, premises and equipment of $1.4 million, or 9.2%, from $14.9 million at June 30, 2021 to $16.3 million at March 31, 2022, other assets of $548,000, or 31.2%, from $1.8 million at June 30, 2021 to $2.3 million at March 31, 2022, and deferred tax assets of $41,000, or 5.0%, from $819,000 at June 30, 2021 to $860,000 at March 31, 2022. These increases were partially offset by decreases in cash and cash equivalents of $25.3 million, or 24.3%, from $104.4 million at June 30, 2021 to $79.1 million at March 31, 2022, loans held-for-sale of $12.0 million, or 83.2%, from $14.4 million at June 30, 2021 to $2.4 million at March 31, 2022, bank owned life insurance of $642,000, or 8.9%, from $7.2 million at June 30, 2021 to $6.6 million at March 31, 2022, real estate owned of $383,000, or 100.0%, from $383,000 at June 30, 2021 to none at March 31, 2022, and accrued interest receivable of $77,000, or 6.6%, from $1.2 million at June 30, 2021 to $1.1 million at March 31, 2022. The decrease in cash and cash equivalents was primarily due to the funding of additional loan growth with excess liquidity.  The increase in loans receivable, net, was primarily due to an increase of $23.7 million in commercial real estate loans.  The pipeline for our commercial loan originations remains strong.  The increase in investment securities was primarily due to security purchases of $34.6 million offset by principal repayments on mortgage backed securities of $14.2 million.  The decrease in loans held-for-sale primarily reflected a reduction in loans originated for sale during the nine-month period.

          Core loans (Non-GAAP Measure), excluding SBA PPP loans and loans held-for-sale for the three months ended March 31, 2022 increased $10.2 million, or 2.8%, to $364.5 million at March 31, 2022, compared to $354.6 million at December 31, 2021.  SBA PPP loans at March 31, 2022 and December 31, 2021 totaled $2.5 million and $10.9 million, respectively.  The following table sets forth the Company’s core loans as of the periods indicated.

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Total loans, before net items	$369,390	$375,659	$354,124	$354,943
SBA PPP loans	(2,472)	(10,923)	(13,756)	(31,938)
Loans held-for-sale	(2,417)	(10,180)	(10,573)	(14,427)
Core loans (Non-GAAP Measure)	$364,501	$354,556	$329,795	$308,578

          Total liabilities increased $9.0 million, or 1.7%, from $513.0 million at June 30, 2021 to $522.0 million at March 31, 2022 primarily due to increases in total deposits of $10.3 million, or 2.0%, to $516.9 million at March 31, 2022 compared to $506.6 million at June 30, 2021, partially offset by a decrease of $600,000, or 25.0%, in other borrowings from $2.4 million at June 30, 2021 to $1.8 million at March 31, 2022, a decrease of $470,000, or 17.3%, in other liabilities from $2.7 million at June 30, 2021 to $2.2 million at March 31, 2022, a decrease of $219,000, or 51.4%, in advances from borrowers for taxes and insurance from $426,000 at June 30, 2021 to $207,000 at March 31, 2022, and a decrease of $26,000, or 3.0%, in advances from the Federal Home Loan Bank from $867,000 at June 30, 2021 to $841,000 at March 31, 2022.  The increase in deposits was primarily due to a $17.2 million, or 13.1%, increase in non-interest bearing deposits from $131.0 million at June 30, 2021 to $148.2 million at March 31, 2022, a $9.3 million, or 10.5%, increase in money market deposits from $88.2 million at June 30, 2021 to $97.5 million at March 31, 2022, a $7.5 million, or 5.8%, increase in savings deposits from $129.1 million at June 30, 2021 to $136.6 million at March 31, 2022, and an increase in NOW accounts of $5.9 million, or 12.0%, from $49.3 million at June 30, 2021 to $55.2 million at March 31, 2022, partially offset by a decrease of $29.6 million, or 27.1%, in certificates of deposit from $109.0 million at June 30, 2021 to $79.4 million at March 31, 2022. The Company had $6.0 million in brokered deposits at March 31, 2022 compared to $10.7 million at June 30, 2021. The decrease in advances from the Federal Home Loan Bank was primarily due to principal paydowns on amortizing advances.  The entire balance in advances from the Federal Home Loan Bank are now short-term due to our only advance with a balloon maturity in January 2023.

          At March 31, 2022, the Company had $341,000, or 0.06%, of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $1.4 million on non-performing assets at June 30, 2021, consisting of three single-family residential loans at March 31, 2022, compared to six commercial real estate loans to one borrower, three single-family residential loans, and one commercial real estate property and one single family residence in other real estate owned at June 30, 2021.  At March 31, 2022, the Company had two single family residential loans and two commercial real estate loans classified as substandard compared to two single family residential loans and eight commercial real estate loans classified as substandard at June 30, 2021. There were no loans classified as doubtful at March 31, 2022 or June 30, 2021.

          Shareholders’ equity decreased $93,000, or 0.2%, to $52.6 million at March 31, 2022 from $52.7 million at June 30, 2021. The primary reasons for the changes in shareholders’ equity from June 30, 2021 were the repurchase of Company stock of $4.2 million, a decrease in the Company’s accumulated other comprehensive income of $1.1 million, and dividends paid totaling $1.0 million, partially offset by net income of $3.8 million, proceeds from the issuance of common stock from the exercise of stock options of $1.9 million, and the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $529,000.

          The Company repurchased 181,029 shares of its common stock during the nine months ended March 31, 2022 at an average price per share of $20.19. On February 16, 2022, the Company announced that its Board of Directors approved an eleventh stock repurchase program for the repurchase of up to 170,000 shares. As of March 31, 2022, there were 147,076 shares remaining for repurchase under the eleventh stock repurchase program.

          Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its nine full-service banking offices and home office in northwest Louisiana.

          Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”.  We undertake no obligation to update any forward-looking statements.

          In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; the scope and duration of the COVID-19 pandemic; the effects of the COVID-19 pandemic, including on the Company’s credit quality and operations as well as its impact on general economic conditions; legislative and regulatory changes including actions taken by governmental authorities in response to the COVID-19 pandemic; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, in each case as may be affected by the COVID-19 pandemic, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

Home Federal Bancorp, Inc. of Louisiana CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In thousands)

	March 31, 2022	June 10, 2021
	(Unaudited)

ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $62,812 and $94,322 March 31, 2022 and June 30, 2021, Respectively)	$79,068	$104,405
Securities Available-for-Sale	21,098	29,550
Securities Held-to-Maturity (fair value March 31, 2022: $75,411; June 30, 2021: $54,608, Respectively)	82,102	54,706
Loans Held-for-Sale	2,417	14,427
Loans Receivable, Net of Allowance for Loan Losses (March 31, 2022: $4,174; June 30, 2021: $4,122, Respectively)	362,799	336,394
Accrued Interest Receivable	1,086	1,163
Premises and Equipment, Net	16,292	14,915
Bank Owned Life Insurance	6,572	7,214
Deferred Tax Asset	860	819
Real Estate Owned	--	383
Other Assets	2,303	1,755

Total Assets	$574,597	$565,731

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$148,196	$131,014
Interest-bearing	368,674	375,582
Total Deposits	516,870	506,596
Advances from Borrowers for Taxes and Insurance	207	426
Short-term Federal Home Loan Bank Advances	841	35
Long-term Federal Home Loan Bank Advances	--	832
Other Borrowings	1,800	2,400
Other Accrued Expenses and Liabilities	2,247	2,717

Total Liabilities	521,965	513,006

SHAREHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized; None Issued and Outstanding	--	--
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,400,839 and 3,350,966 Shares Issued and
Outstanding at March 31, 2022 and June 30, 2021, Respectively	34	34
Additional Paid-in Capital	40,033	37,583
Unearned ESOP Stock	(667)	(754)
Retained Earnings	14,051	15,587
Accumulated Other Comprehensive (Loss) Income	(819)	275

Total Shareholders’ Equity	52,632	52,725

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$574,597	$565,731

Home Federal Bancorp, Inc. of Louisiana CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Interest income
Loans, including fees	$4,277	$4,853	$12,985	$14,574
Investment securities	--	1	--	5
Mortgage-backed securities	380	307	1,066	905
Other interest-earning assets	35	34	101	76
Total interest income	4,692	5,195	14,152	15,560
Interest expense
Deposits	394	723	1,397	2,571
Federal Home Loan Bank borrowings	10	11	31	34
Other bank borrowings	20	19	46	50
Total interest expense	424	753	1,474	2,655
Net interest income	4,268	4,442	12,678	12,905

Provision for loan losses	--	450	61	1,750
Net interest income after provision for loan losses	4,268	3,992	12,617	11,155

Non-interest income
Gain on sale of loans	327	936	1,747	3,553
Loss on sale of real estate and fixed assets	(48)	--	(48)	--
Income on Bank-Owned Life Insurance	27	31	82	99
Service charges on deposit accounts	289	231	838	731
Other income	241	15	269	43

Total non-interest income	836	1,213	2,888	4,426

Non-interest expense
Compensation and benefits	2,194	2,200	6,710	6,552
Occupancy and equipment	449	387	1,320	1,157
Data processing	149	176	534	571
Audit and examination fees	102	49	293	178
Franchise and bank shares tax	132	105	403	302
Advertising	88	45	233	118
Legal fees	82	91	287	355
Loan and collection	44	89	184	266
Real estate owned valuation adjustment	--	--	--	200
Deposit insurance premium	38	35	114	103
Other expenses	280	215	700	603

Total non-interest expense	3,558	3,392	10,778	10,405

Income before income taxes	1,546	1,813	4,727	5,176
Provision for income tax expense	269	395	922	1,108

NET INCOME	$1,277	$1,418	$3,805	$4,068

EARNINGS PER SHARE

Basic	$0.39	$0.44	$1.18	$1.26
Diluted	$0.37	$0.41	$1.10	$1.20

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021

Selected Operating Ratios(1):
Average interest rate spread	3.13%	3.31%	3.03%	3.15%
Net interest margin	3.27%	3.53%	3.19%	3.41%
Return on average assets	0.91%	1.06%	0.89%	1.01%
Return on average equity	9.88%	11.11%	9.61%	10.64%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.06%	0.48%	0.06%	0.48%
Allowance for loan losses as a percent of non-performing loans	1224.37%	307.32%	1224.37%	307.32%
Allowance for loan losses as a percent of total loans receivable	1.14%	1.27%	1.14%	1.27%

Per Share Data:
Shares outstanding at period end	3,400,839	3,369,966	3,400,839	3,369,966
Weighted average shares outstanding:
Basic	3,273,680	3,218,876	3,235,967	3,238,321
Diluted	3,465,193	3,454,047	3,462,887	3,391,437
Tangible book value at period end (Non-GAAP Measure)	$15.48	$15.47	$15.48	$15.47
______________________
(1) Ratios for the three and nine month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT: James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145